UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 19, 2006, Plug Power Inc. (the “Company”) appointed Gregory A. Silvestri as President of the Company. Mr. Silvestri, who is currently 46, had previously served as Chief Operating Officer of the Company since August 2000.

The Company and Mr. Silvestri are parties to an agreement pursuant to which he will continue to receive his base salary, employee benefits and vesting of stock options for twelve months following a termination of his employment for any reason, including voluntary termination. Mr. Silvestri’s agreement survives both and either of (a) a merger, reorganization or consolidation, and/or (b) a sale of all or substantially all of the assets or stock of the Company. The agreement was not modified in connection with Mr. Silvestri’s appointment as President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 26, 2006	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer